EXHIBIT 23.2

                         CONSENT OF HAYS & COMPANY, LLP

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                          INDEPENDENT AUDITOR'S CONSENT

ICON Income Fund Ten, LLC:

      We consent to the use of our report on ICON Income Fund Ten, LLC, dated February 14, 2003 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.


Hays & Company, LLP

New York, New York
February 28, 2003